UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2010

CLEAN DIESEL TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	001-33710	06-1393453
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4567 TELEPHONE ROAD, SUITE 206 VENTURA, CALIFORNIA	93003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 639-9458

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

As previously reported, on October 15, 2010, Catalytic Solutions, Inc. (“CSI”) became a wholly-owned subsidiary of Clean Diesel Technologies, Inc. (“Clean Diesel,” “we,” “us” or “our”). On October 20, 2010, CSI and a CSI subsidiary entered into a comprehensive agreement with M.N. Mansour and M.N. Mansour, Inc. (collectively “Mansour”) to end all outstanding litigation and arbitration claims and other disputes between the parties relating to the agreements entered into in connection with CSI’s purchase of Applied Utility Systems assets in August 2006 (the “Settlement Agreement”).

As contemplated by the Settlement Agreement, and as a condition to the mutual releases contained therein, on October 22, 2010, CSI paid $1.5 million to Mansour as consideration for the settlement. CSI also agreed to pay an additional $2.0 million to Mansour in eight equal installments payable on each December 31, April 30, July 31 and September 30 commencing December 31, 2010 and ending September 30, 2012 (the “Subsequent Payments”). The Settlement Agreement also contemplates an early payment discount of $50,000 per quarterly payment prepaid if CSI prepays the entire remaining obligation. For example, on July 31, 2011, CSI could satisfy its remaining obligation by paying an aggregate $1.25 million (e.g., $250,000 for the July 31, 2011 payment, plus $1,000,000 for the five remaining installments discounted to $200,000 each).

The Settlement Agreement permits Mansour to record a UCC-1 financing statement securing the Subsequent Payments, with the security interest being subordinated to all existing liens against CSI assets and, subject to CSI not being in default with respect to the Subsequent Payments obligations, shall be subordinated to any new financing obtained by CSI or its affiliates.

Under the terms of the Settlement Agreement, the parties agreed to enter into a $2.0 million stipulated arbitration award, which shall not become effective or subject to confirmation or enforcement unless CSI defaults in the payment of the Subsequent Payments (and if confirmed, would be less any Subsequent Payments made to the date of entry of judgment).

The parties agreed that the settlement was intended solely as a compromise of disputed claims, and was not to be understood as a concession or determination that either party has engaged in any wrongdoing.

The above description of the material terms of the Settlement Agreement is qualified in its entirety by reference to the text of the agreement, which is Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01      Other Events

On October 25, 2010, Clean Diesel issued a press release regarding the recently completed business combination, the Mansour settlement and other matters. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Also on October 25, 2010, Clean Diesel issued a press release regarding an award from the New York State Energy and Research Development Authority (“NYSERDA”) and approval from the California Air Resources Board (“CARB”) for expanded use of its ECS Purifilter® Plus emissions reductions product. The press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

10.1	Settlement Agreement dated October 20, 2010

99.1	Press Release of the registrant dated October 25, 2010

99.2	Press Release of the registrant dated October 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

October 25, 2010	By:	/s/ Nikhil A. Mehta

Name: Nikhil A. Mehta
Title: Chief Financial Officer and Treasurer